Exhibit 32.1

Section 1350 Certification

In connection with the filing of the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 (the “Report”) by Cellular Technical Services Company, Inc. (“Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Stephen Katz

Stephen Katz
Chief Executive Officer
July 28, 2006

By:	/s/ Kenneth Block

Kenneth Block
Secretary and Chief Financial Officer
July 28, 2006

A signed original of this written statement required by Section 1350 has been provided to Cellular Technical Services Company, Inc. and will be retained by Cellular Technical Services Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.